INVESTOR CONTACT Christopher T. Lee 858-485-2523 office christopher.lee@teradata.com MEDIA CONTACT Jennifer Donahue 858-485-3029 office jennifer.donahue@teradata.com
Teradata Reports Third Quarter 2021 Financial Results

•Public cloud ARR of $148 million, an increase of 83% as reported from the prior year period(1)
•Recurring revenue of $352 million, an increase of 7% as reported from the prior year period
•Recurring revenue was 77% of total revenue in the third quarter, up from 72% in the prior year period
•GAAP earnings per diluted share of $0.15, above the previously provided outlook range of ($0.01) to $0.03
•Non-GAAP earnings per diluted share of $0.43, above the previously provided outlook range of $0.30 to $0.34(3)
•Cash from operations of $33 million and free cash flow of $23 million (2)
•Incremental $1 billion share repurchase authorization for open market share repurchases until the end of 2025

SAN DIEGO – November 4, 2021 -- Teradata (NYSE: TDC) today announced its third-quarter 2021 financial results.

“In the third quarter, we met or exceeded revenue and profitability expectations while advancing our transformation," said Steve McMillan, President and CEO, Teradata. "We have a substantial cloud business and a very healthy annualized growth rate. We saw a handful of transactions slip out of the last day of the quarter, slightly impacting Q3 Public Cloud ARR growth; however, I am pleased that we have now closed the gap in October.”

“The world relies on connected data, and our connected data platform uniquely delivers insights to help the leading companies win with all their data. We are continuing to innovate, we are beating the competition, and delivering exceptional value to our customers. With our robust pipeline, we are confident in delivering a solid close to 2021, and ever greater value to our shareholders.”

Third-Quarter 2021 Financial Highlights compared to Third Quarter 2020
•Total ARR increased 7% as reported (6% in constant currency(1)) to $1.437 billion from $1.348 billion.

•Public cloud ARR increased 83% as reported (82% in constant currency(1)) to $148 million from $81 million.
•Total revenue was $460 million versus $454 million, an increase of 1% as reported and in constant currency(1)
•Recurring revenue was $352 million versus $329 million, an increase of 7% as reported and 6% in constant currency(1)
•GAAP gross margin was 59.8% versus 55.9%
•Non-GAAP gross margin was 61.3% versus 61.0%(3)
•GAAP operating income was $30 million versus $1 million
•Non-GAAP operating income was $71 million versus $67 million(3)
•GAAP earnings per diluted share was $0.15 versus GAAP loss of $0.01 per share
•Non-GAAP earnings per diluted share was $0.43 versus $0.43(3)
•Cash flow from operations was $33 million compared to $71 million
•Free cash flow was $23 million compared to $58 million(2)

“We remain on track to achieve or beat our fiscal 2021 outlook on the majority of our key financial targets as we continue on our transformation journey,” said Claire Bramley, Teradata’s Chief Financial Officer. “We have a large and rapidly scaling cloud business; it is possible that we continue to see timing volatility around the close dates of some of our very large pipeline enterprise deals. We are confident and steadfast in supporting our customers’ digital transformations with the best price-performance and scale across multi-cloud environments.”

$1 billion share repurchase authorization
On November 1, 2021, Teradata's Board of Directors authorized an additional $1 billion to be utilized to repurchase Teradata common stock under its open market share repurchase program. Teradata now has a total of approximately $1.3 billion authorized for share repurchases under this program. The stock may be repurchased periodically on an ongoing basis in open market transactions, through 10b5-1 programs, through accelerated share repurchase programs, in privately negotiated transactions, or through the use of derivative instruments, in accordance with applicable securities rules regarding issuer repurchases. The increased share repurchase authorization is effective immediately and the program expires on December 31, 2025.

Outlook
Affirming the following outlook for the full year 2021:
•Total ARR is expected to grow at a mid-to-high-single-digit percentage year-over-year
•Recurring revenue is expected to grow at a high-single-digit to low-double-digit percentage year-over-year
•Total revenue is expected to grow at a low-single-digit to mid-single-digit percentage year-over-year
•Cash flow from operations is expected to be approximately $440 million
•Free cash flow is expected to be at least $400 million (2)

Updating the following outlook for the full year 2021:
•GAAP earnings per diluted share is now expected to be in the range of $0.96 to $1.00, up from our prior outlook range of $0.78 to $0.82
•Non-GAAP earnings per diluted share, excluding stock-based compensation expense, reorganization-related expenses, and other special items, is now expected to be in the range of $2.11 to $2.15(3), up from our prior outlook of $1.92 to $1.96
•Public cloud ARR is now expected to be approximately 90% year-over-year, or approximately $200 million, down from at least 100% growth year-over-year

For the fourth quarter of 2021:
•GAAP diluted EPS is expected to be in the range of $(0.05) to $(0.01)
•Non-GAAP diluted EPS, excluding stock-based compensation expense, reorganization-related expenses, and other special items, is expected to be in the range of $0.25 to $0.29(3)

Earnings Conference Call
A conference call is scheduled today at 2:00 p.m. PT to discuss the Company’s third-quarter 2021 results and provide a business and financial update. Access to the conference call, as well as a replay of the conference call, is available on the Investor Relations page of Teradata’s website at investor.teradata.com.

Supplemental Financial Information
Additional information regarding Teradata’s operating results is provided below as well as on the Investor Relations page of Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended September 30
	2021	2020	% Change as Reported	% Change in CC
Recurring	$352	$329	7%	6%
Perpetual software licenses and hardware and other	18	25	(28%)	(29%)
Consulting services	90	100	(10%)	(10%)
Total revenue	$460	$454	1%	1%

Americas	$249	$261	(5%)	(5%)
EMEA	133	115	16%	15%
APJ	78	78	0%	(2%)
Total revenue	$460	$454	1%	1%
Revenue
(in millions)
	For the Nine Months ended September 30
	2021	2020	% Change as Reported	% Change in CC
Recurring	$1,100	$963	14%	12%
Perpetual software licenses, hardware and other	58	73	(21%)	(21%)
Consulting services	284	309	(8%)	(11%)
Total revenue	$1,442	$1,345	7%	5%

Americas	$786	$764	3%	3%
EMEA	408	351	16%	12%
APJ	248	230	8%	2%
Total revenue	$1,442	$1,345	7%	5%

	As of September 30
	2021	2020	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,437	$1,348	7%	6%
Public cloud ARR**	$148	$81	83%	82%

* Annual recurring revenue (ARR) is defined as the annual value at a point in time of all recurring contracts, including subscription, cloud, software upgrade rights, and maintenance. ARR does not include managed services and third-party software.

** Public cloud ARR is defined as the annual value at a point in time of all contracts related to public cloud implementations of Teradata Vantage and does not include ARR related to private or managed cloud implementations.

2.As described below, the Company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided by / used in operating activities, less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and, therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the Company’s existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of the Company’s stock and repayment of the Company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation to, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)	For the Three Months		For the Nine Months
	ended September 30		ended September 30		Outlook
	2021	2020	2021	2020	2021

Cash provided by operating activities (GAAP)	$33	$71	$368	$211	~$440
Less capital expenditures for:
Expenditures for property and equipment	(10)	(11)	(19)	(34)	(~35)
Additions to capitalized software	-	(2)	(2)	(6)	(~5)
Total capital expenditures	(10)	(13)	(21)	(40)	(~40)
Free Cash Flow (non-GAAP measure)	$23	$58	$347	$171	≥$400

3.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, all of which exclude certain items (as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Nine Months
(in millions, except per share data)	ended September 30			ended September 30
Gross Profit:	2021	2020	% Chg.	2021	2020	% Chg.
GAAP Gross Profit	$275	$254	8%	$892	$735	21%
% of Revenue	59.8%	55.9%		61.9%	54.6%

Excluding:
Stock-based compensation expense	4	5		12	13
Acquisition, integration, reorganization related, and other costs	3	12		11	16
Amortization of capitalized software	-	6		-	17
Non-GAAP Gross Profit	$282	$277	2%	$915	$781	17%
% of Revenue	61.3%	61.0%		63.5%	58.1%
Operating Income
GAAP Operating Income	$30	$1	2,900%	$181	$3	5,933%
% of Revenue	6.5%	0.2%		12.6%	0.2%

Excluding:
Stock-based compensation expense	27	27		79	79
Amortization of acquisition-related intangible assets	1	1		3	3
Acquisition, integration, reorganization related, and other costs	13	32		40	61
Amortization of capitalized software	-	6		-	17
Non-GAAP Operating Income	$71	$67	6%	$303	$163	86%
% of Revenue	15.4%	14.8%		21.0%	12.1%

Net Income
GAAP Net Income / (Loss)	$17	$(1)	1,800%	$114	$124	(8%)
% of Revenue	3.7%	(0.2%)		7.9%	9.2%

Excluding:
Stock-based compensation expense	27	27		79	79
Amortization of acquisition-related intangible assets	1	1		3	3
Acquisition, integration, reorganization related, and other costs	13	32		40	61
Amortization of capitalized software	-	6		-	17
IP restructuring tax expense (benefit)(i)	-	-		-	(156)
Tax contingency adjustment(ii)	-	(3)		-	(1)
CARES Act true up (iii)	(2)	-		(2)	-
Income tax adjustments(iv)	(7)	(14)		(24)	(23)
Non-GAAP Net Income	$49	$48	2%	$210	$104	102%
% of Revenue	10.7%	10.6%		14.6%	7.7%

	For the Three Months ended September 30		For the Nine Months ended September 30
Earnings Per Share:	2021	2020	2021	2020	Q4’21 Outlook	2021 FY Outlook
GAAP Earnings / (Loss)	$0.15	$(0.01)	$1.01	$1.12	$(0.05) - $(0.01)	$0.96 - $1.00
Excluding:
Stock-based compensation expense	0.24	0.24	0.70	0.71	0.24	0.94
Amortization of acquisition-related intangible assets	0.01	0.01	0.03	0.03	0.01	0.03
Acquisition, integration, reorganization related, and other costs	0.11	0.29	0.35	0.55	0.10	0.45
Amortization of capitalized software	-	0.06	-	0.15	-	-
IP restructuring tax expense (benefit)(i)	-	-	-	(1.40)	-	-
Tax contingency adjustment(ii)	-	(0.03)	-	(0.01)	-	-
CARES Act NOL Carryback(iii)	(0.02)	-	(0.02)	-	-	-
Income tax adjustments(iv)	(0.06)	(0.13)	(0.21)	(0.21)	(0.05)	(0.27)
Non-GAAP Diluted Earnings Per Share	$0.43	$0.43	$1.86	$0.94	$0.25 - $0.29	$2.11 - $2.15

i.The Company’s GAAP effective tax rate for the nine months ended September 30, 2020 includes $156 million of discrete tax benefit related to an intra-entity asset transfer of certain of its intellectual property to one of its Irish subsidiaries, which occurred on January 1, 2020. The one-time tax benefit for this intra-entity asset transfer of $157 million was recorded as a deferred tax asset for GAAP reporting purposes in the first quarter of 2020 but was excluded from Non-GAAP results. This was offset by $1 million of tax expense related to withholding taxes associated with the same intra-entity transfer recorded in the second quarter of 2020.

ii.The Company’s forecasted full-year 2020 GAAP marginal effective tax rate included $3 million of tax expense related to tax contingencies pursuant to FIN 48. For GAAP purposes, this is a component of the marginal rate and is recognized as tax benefit or expense based on the Company’s reported GAAP pre-tax income or loss for the quarter. To more accurately reflect the impact of the expense on a quarterly basis for non-GAAP purposes, the $3 million of tax expense was recognized ratably each quarter in 2020 instead of being included in the marginal effective rate.

iii.Represents the $2 million discrete tax benefit recorded in the third quarter of 2021 for GAAP purposes resulting from a provision to return true up to the Company’s net operating loss upon completion of its 2020 US federal income tax return and its NOL carryback claim afforded by the CARES Act of 2020. Teradata intends to carry back its 2020 NOL to claim a refund for taxes it paid in 2015, which created a one-time income tax benefit for GAAP reporting purposes for the difference between the 2015 federal statutory tax rate of 35% and the current federal statutory rate of 21%.

iv.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s non-GAAP effective tax rate for the three months ended September 30, 2021 was 18.3% and September 30, 2020 was 14.3%. For the nine months ended September 30, the Company’s non-GAAP effective tax rate was 22.8% for 2021 and 21.8% for 2020.

In addition, GAAP to non-GAAP reconciliation of prior 2021 FY outlook non-GAAP diluted earnings per share is included in the Company’s Q2 2021 Earnings Release dated August 5, 2021, which is available on the Investor Relations page of Teradata’s website at investor.teradata.com.

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the factors discussed in this release and those relating to: the global economic environment and business conditions in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business; fluctuations in our operating results; our ability to realize the anticipated benefits of our business transformation program or other restructuring and cost saving initiatives; risks inherent in operating in foreign countries, including foreign currency fluctuations; risks associated with the ongoing and uncertain impact of the COVID-19 pandemic on our business, financial condition and operating results, including the impact of the COVID-19 pandemic on our customers and suppliers; risks associated with data privacy, cyberattacks and maintaining secure and effective internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services; tax rates; turnover of workforce and the ability to attract and retain skilled employees; protecting our intellectual property; the availability and successful exploitation of new alliance and acquisition opportunities; subscription arrangements may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2020 and subsequent quarterly reports on Forms 10-Q, as well as the Company’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata
Teradata is the connected multi-cloud data platform for enterprise analytics company. Our enterprise analytics solve business challenges from start to scale. Only Teradata gives you the flexibility to handle the massive and mixed data workloads of the future, today. Learn more at Teradata.com.

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The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended September 30
	Three Months			Nine Months
	2021	2020	% Chg	2021	2020	% Chg
Revenue
Recurring	$352	$329	7%	$1,100	$963	14%
Perpetual software licenses, hardware and other	18	25	(28)%	58	73	(21)%
Consulting services	90	100	(10)%	284	309	(8)%
Total revenue	460	454	1%	1,442	1,345	7%
Gross profit
Recurring	257	233		828	685
% of Revenue	73.0%	70.8%		75.3%	71.1%
Perpetual software licenses, hardware and other	7	12		25	27
% of Revenue	38.9%	48.0%		43.1%	37.0%
Consulting services	11	9		39	23
% of Revenue	12.2%	9.0%		13.7%	7.4%
Total gross profit	275	254		892	735
% of Revenue	59.8%	55.9%		61.9%	54.6%

Selling, general and administrative expenses	166	163		476	486
Research and development expenses	79	90		235	246
Income from operations	30	1		181	3
% of Revenue	6.5%	0.2%		12.6%	0.2%

Other expense, net	(11)	(11)		(31)	(30)

Income (loss) before income taxes	19	(10)		150	(27)
% of Revenue	4.1%	(2.2)%		10.4%	(2.0)%

Income tax expense (benefit)	2	(9)		36	(151)
% Tax rate	10.5%	90.0%		24.0%	559.3%

Net income (loss)	$17	$(1)		$114	$124
% of Revenue	3.7%	(0.2)%		7.9%	9.2%

Net income (loss) per common share
Basic	$0.16	$(0.01)		$1.05	$1.13
Diluted	$0.15	$(0.01)		$1.01	$1.12

Weighted average common shares outstanding
Basic	108.9	109.1		108.9	109.3
Diluted	113.4	109.1		113.1	110.9

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	September 30, 2021	December 31, 2020	September 30, 2020
Assets
Current assets
Cash and cash equivalents	$613	$529	$533
Accounts receivable, net	290	331	321
Inventories	17	29	14
Other current assets	144	155	97
Total current assets	1,064	1,044	965
Property and equipment, net	300	339	336
Right of use assets- operating lease, net	29	38	42
Goodwill	397	401	397
Capitalized contract costs, net	99	98	89
Deferred income taxes	205	222	238
Other assets	40	51	50
Total assets	$2,134	$2,193	$2,117

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$75	$44	$38
Current portion of finance lease liability	81	75	75
Current portion of operating lease liability	13	15	17
Accounts payable	104	50	59
Payroll and benefits liabilities	137	170	131
Deferred revenue	464	499	482
Other current liabilities	81	99	93
Total current liabilities	955	952	895
Long-term debt	349	411	423
Finance lease liability	58	70	70
Operating lease liability	20	28	30
Pension and other postemployment plan liabilities	141	152	136
Long-term deferred revenue	28	38	38
Deferred tax liabilities	8	6	6
Other liabilities	118	136	135
Total liabilities	1,677	1,793	1,733
Stockholders' equity
Common stock	1	1	1
Paid-in capital	1,776	1,656	1,632
Accumulated deficit	(1,179)	(1,114)	(1,094)
Accumulated other comprehensive loss	(141)	(143)	(155)
Total stockholders' equity	457	400	384
Total liabilities and stockholders' equity	$2,134	$2,193	$2,117

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended September 30
	Three Months		Nine Months
	2021	2020	2021	2020
Operating activities
Net income (loss)	$17	$(1)	$114	$124
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	37	41	113	126
Stock-based compensation expense	27	27	79	79
Deferred income taxes	1	(3)	10	(152)
Changes in assets and liabilities:
Receivables	9	18	41	77
Inventories	3	12	12	17
Current payables and accrued expenses	30	8	45	(24)
Deferred revenue	(93)	(39)	(45)	(13)
Other assets and liabilities	2	8	(1)	(23)
Net cash provided by operating activities	33	71	368	211
Investing activities
Expenditures for property and equipment	(10)	(11)	(19)	(34)
Additions to capitalized software	—	(2)	(2)	(6)
Net cash used in investing activities	(10)	(13)	(21)	(40)
Financing activities
Repurchases of common stock	(55)	—	(176)	(75)
Repayments of long-term borrowings	(13)	(6)	(32)	(19)
Payments of finance leases	(24)	(18)	(68)	(43)
Other financing activities, net	6	1	24	7
Net cash used in financing activities	(86)	(23)	(252)	(130)
Effect of exchange rate changes on cash and cash equivalents	(7)	4	(11)	(3)
Decrease (increase) in cash, cash equivalents and restricted cash	(70)	39	84	38
Cash, cash equivalents and restricted cash at beginning of period	687	495	533	496
Cash, cash equivalents and restricted cash at end of period	$617	$534	$617	$534

Supplemental cash flow disclosure:
Non-cash investing and financing activities:
Assets acquired by finance leases	$4	$19	$62	$58
Assets acquired by operating leases	$6	$1	$9	$6

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended September 30				For the Nine Months Ended September 30
	2021	2020	% Change As Reported	% Change Constant Currency(2)	2021	2020	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Americas	$249	$261	(5)%	(5)%	$786	$764	3%	3%
EMEA	133	115	16%	15%	408	351	16%	12%
APJ	78	78	0%	(2)%	248	230	8%	2%
Total segment revenue	460	454	1%	1%	1,442	1,345	7%	5%

Segment gross profit
Americas	157	165			524	470
% of Revenue	63.1%	63.2%			66.7%	61.5%
EMEA	81	69			249	197
% of Revenue	60.9%	60.0%			61.0%	56.1%
APJ	44	43			142	114
% of Revenue	56.4%	55.1%			57.3%	49.6%
Total segment gross profit	282	277			915	781
% of Revenue	61.3%	61.0%			63.5%	58.1%

Reconciling items(1)	(7)	(23)			(23)	(46)
Total gross profit	$275	$254			$892	$735
% of Revenue	59.8%	55.9%			61.9%	54.6%

(1) Reconciling items include stock-based compensation, capitalized software, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
'(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.